UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 16, 2012
Oiltanking Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35230	45-0684578
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)
15631 Jacintoport Blvd.
Houston, Texas 77015
(Address of principal executive office) (Zip Code)
(281) 457-7900
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
Loan Agreement

On May 16, 2012, Oiltanking Houston, L.P. (“OTH”), a wholly owned subsidiary of Oiltanking Partners, L.P. (the “Partnership”), entered into a Loan Agreement by and between OTH, as borrower, and Oiltanking Finance B.V., as lender (the “Lender”), effective May 11, 2012 (the “Loan Agreement”). The Loan Agreement is a $125 million credit facility for the purpose of financing fixed assets, through which borrowings are available from May 15, 2012 through December 15, 2012 (the “Availability Period”), with a maturity date of December 15, 2022 (the “Maturity Date”). At the end of the Availability Period, any unused amounts under the credit facility will be cancelled.

During the Availability Period, interest on borrowings outstanding under the Loan Agreement will be calculated on the basis of an annual interest rate determined by the Lender in its sole discretion, which represents the Lender’s cost of funds, plus a margin of 2.70% per annum. After the Availability Period and through the Maturity Date, interest will be calculated on the basis of the USD Swap Rate for ten years, including the costs of funds that the Lender has incurred, plus a margin of 2.70% per annum. A commitment fee of 1.00% per annum will be calculated on the undrawn amount of the credit facility and paid at the end of each month during the Availability Period, and an arrangement fee of $750,000 was payable to the Lender by OTH upon signing of the Loan Agreement.

The Loan Agreement requires OTH to maintain certain Financial Parameters, including: (i) a ratio of Stockholders’ Equity to non-current assets of 30% or greater, (ii) a ratio of EBITDA to Total Debt Service of 1.2 or greater, and (iii) a ratio of Net Financial Indebtedness to EBITDA of 3.75 or less, as such terms are described in the Loan Agreement. The Loan Agreement also contains covenants restricting the ability of OTH to take certain actions without the consent of the Lender, including (i) incurring additional indebtedness, (ii) pledging its assets, or (iii) amending its organizational documents. The Loan Agreement contains customary borrowing conditions and events of default, including events of default triggered by (i) OTH failing to satisfy the Financial Parameters and other covenants described in this paragraph after more than 30 days notice, (ii) OTH failing to repay borrowings under the Loan Agreement when they become due, and (iii) OTH ceasing to be controlled by Oiltanking GmbH.

The foregoing description is qualified in its entirety by reference to the full text of the Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

The Lender is a wholly owned finance company of Oiltanking GmbH that serves as a lender for Oiltanking GmbH and its subsidiaries. Affiliates of Oiltanking GmbH own the general partner of the Partnership and 70.4% of all of the Partnership’s outstanding limited partner interests. In addition, the general partner of the Partnership owns a 2.0% general partner interest, represented by 793,874 notional general partner units.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

10.1	Loan Agreement by and between Oiltanking Houston, L.P. as Borrower and Oiltanking Finance B.V. as Lender, effective as of May 11, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Oiltanking Partners, L.P.
		By:	OTLP GP, LLC, its general partner

Dated:	May 21, 2012	By:	/s/ Carlin G. Conner
			Name:	Carlin G. Conner
			Title:	President and Chief Executive Officer

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